UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction ofIncorporation or Organization)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

5001 Celebration Pointe Avenue, Gainesville, FL	32608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-428-9605

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SHSP	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of SharpSpring, Inc. (the “Company”) filed with the Securities and Exchange Commission on July 21, 2020 (the “Original Form 8-K”) to (i) delete Item 1.01 in its entirety and to include Items 5.02, and 8.01; and (ii) replace in its entirety Exhibit 10.1 of Item 9.01. This Form 8-K/A replaces the Original Form 8-K in its entirety.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2020, Michael Power stepped down from his role as Chief Financial Officer of SharpSpring, Inc. (the “Company”). Mr. Power’s departure was not the result of any disagreement with the Company nor any issue related to the Company’s financial statements or accounting practices. Aaron Jackson, the Company’s Corporate Controller will serve as the Interim Chief Financial Officer and will continue to operate in that capacity until a new Chief Financial Officer has been appointed. Mr. Power is expected to remain with the Company until at least August 14, 2020 in a non-executive role to assist Mr. Jackson with his transition into the Interim Chief Financial Officer position.

On July 20, 2020, Aaron Jackson, the Company’s Corporate Controller, was appointed by the Company’s board of directors to serve as the Company’s Interim Chief Financial Officer until the Company appoints a new Chief Financial Officer. As the Company’s Interim Chief Financial Officer, Mr. Jackson will be responsible for overseeing the Company’s financial reporting and all other finance functions of the Company and all of the Company’s subsidiaries.

There are no arrangements or understandings between Mr. Jackson and any other persons pursuant to which he was appointed as the Company’s Chief Financial Officer. There is no family relationship between Mr. Jackson and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Jackson that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Jackson, age 29 has been with the Company since May 2017, where he has served as the Company’s Controller since September 2018 and was responsible for the Company’s financial reporting. Prior to that time while at the Company, Mr. Jackson served as an assistant controller and as a senior accountant. From April 2015 to April 2017, Mr. Jackson served as the Restricted and Unrestricted Funds Accountant at Purdue University, where he was responsible for managing the accounting of the university’s restricted and unrestricted funds. Mr. Jackson holds an active CPA license in the state of Indiana and obtained a Bachelor of Science in Accounting and Master of Science in Accounting from Purdue University.

Mr. Jackson entered into a written employee agreement with the Company whereby Mr. Jackson will receive as compensation, among other things, a base salary of $170,000 per year. Additionally, Mr. Jackson will be granted an option to purchase up to 10,000 shares of the Company’s common stock pursuant to the Company’s 2019 Equity Incentive Plan. The options shall vest over a two year period, with 50% vesting after one year and monthly vesting thereafter. A copy of Mr. Jackson’s employee agreement is attached as Exhibit 10.1 to this Form 8-K/A and is incorporated herein by reference.

Item 8.01 Other Events

On July 21, 2020, the Company issued a press release regarding its second quarter new customer wins, updates on its management team, and awards it has received. The full text of press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employee Agreement – Aaron Jackson*
99.1	Press Release dated July 21, 2020 (incorporated by reference to the Company’s Form 8-K filed July 21, 2020)

* Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

Dated: July 23, 2020	By:	/s/ Aaron Jackson
Aaron Jackson,
Interim Chief Financial Officer